Exhibit 1.1

RECKSON OPERATING PARTNERSHIP, L.P.
UNDERWRITING AGREEMENT

i

(b)	Officers’ Certificates	14

SECTION 3.	Sale and Delivery to Underwriters; Closing	14

(a)	Underwritten Securities	14

(b)	Option Underwritten Securities	14

(c)	Payment	15

(d)	Denominations; Registration	15

SECTION 4.	Covenants of the Operating Partnership	15

(a)	Compliance with Securities Regulations and Commission Requests	15

(b)	Filing of Amendments	16

(c)	Delivery of Registration Statements	16

(d)	Delivery of Prospectuses	16

(e)	Preparation of Prospectuses	17

(f)	Term Sheet	17

(g)	Continued Compliance with Securities Laws	17

(h)	Amendments to Disclosure Package	18

(i)	Blue Sky Qualifications	18

(j)	Earnings Statement	18

(k)	Reporting Requirements	18

(l)	REIT Qualification	18

(m)	Use of Proceeds	19

(n)	Exchange Act Filings	19

(o)	No Manipulation of Market for Securities	19

(p)	Rule 462(b)Registration Statement	19

(q)	Restriction on Sale of Securities	19

(r)	Free Writing Prospectus	19

SECTION 5.	Payment of Expenses	20

(a)	Expenses	20

(b)	Termination of Agreement	20

SECTION 6.	Conditions of Underwriters’ Obligations	21

(a)	Effectiveness of Registration Statement	21

(b)	Opinion of Counsel for the Operating Partnership	21

(c)	Opinion of Counsel for Underwriters	22

ii

(d)	Officers’ Certificate	22

(e)	Accountant’s Comfort Letter	22

(f)	Bring-down Comfort Letter	22

(g)	Ratings.	23

(h)	Over-Allotment Option	23

(i)	Additional Documents	23

(j)	Termination of Terms Agreement	24

SECTION 7.	Indemnification	24

(a)	Indemnification of Underwriters	24

(b)	Indemnification of the Operating Partnership	25

(c)	Actions against Parties; Notification; Settlement without Consent if Failure to Reimburse	25

SECTION 8.	Contribution	26

SECTION 9.	Representations, Warranties and Agreements to Survive Delivery	27

SECTION 10.	Termination	27

(a)	Underwriting Agreement	27

(b)	Terms Agreement	27

(c)	Liabilities	28

SECTION 11.	Default by One or More of the Underwriters	28

SECTION 12.	Notices	29

SECTION 13.	Parties	29

SECTION 14.	No Fiduciary Duty	29

SECTION 15.	Integration	29

SECTION 16.	Governing Law and Time	30

SECTION 17.	Waiver of Jury Trial	30

SECTION 18.	Effect of Headings	30

SECTION 19.	Counterparts	30

iii

RECKSON OPERATING PARTNERSHIP, L.P.

(a Delaware limited partnership)

Debt Securities

UNDERWRITING AGREEMENT

March 28, 2006

Citigroup Global Markets Inc.

388 Greenwich Street, 32nd Floor

New York, NY 10013

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Reckson Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell up to $275,000,000 aggregate initial public offering price of its debt securities (“Debt Securities”) from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

The terms and rights of any particular issuance of Debt Securities shall be as specified in the Terms Agreement (as defined below) relating thereto and in or pursuant to the indenture and any supplements or amendments thereto (the “Indenture”) identified in such Terms Agreement.

Whenever the Operating Partnership determines to make an offering of Debt Securities through Citigroup Global Markets Inc. and Goldman, Sachs & Co. (the “Representatives”) or through an underwriting syndicate managed by the Representatives, the Operating Partnership will enter into an agreement (each, a “Terms Agreement”) providing for the sale of such Debt Securities to, and the purchase and offering thereof by, the Representatives and such other underwriters, if any, selected by the Representatives as have authorized the Representatives to enter into such Terms Agreement on their behalf (the “Underwriters,” which term shall include the Representatives whether acting alone in the sale of the Underwritten Securities (as defined herein) or as a member of an underwriting syndicate or any Underwriter substituted pursuant to Section 10 hereof); provided, that the Operating Partnership is not obligated, and shall have complete and absolute discretion to determine if and when, to make any offering, to make any offering through the Representatives or any other person, or to enter into any Terms Agreement. Prior to execution of a Terms Agreement, this Underwriting Agreement shall not be construed as an obligation of the Operating Partnership to sell any Debt Securities or as an obligation of any of the Underwriters to purchase Debt Securities. The obligation of the Operating Partnership to issue and sell any Debt Securities and the obligation of any of the Underwriters to purchase any

Debt Securities shall be evidenced by the Terms Agreement with respect to the Underwritten Securities specified therein. The Terms Agreement relating to the offering of Debt Securities shall specify the aggregate principal amount of Debt Securities to be initially issued (the “Initial Underwritten Securities”), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof), the aggregate principal amount of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Underwritten Securities and any other material variable terms of the Initial Underwritten Securities. In addition, if applicable, such Terms Agreement shall specify whether the Operating Partnership has agreed to grant to the Underwriters an option to purchase additional Debt Securities to cover over-allotments, if any, and the aggregate principal amount of Debt Securities subject to such option (the “Option Underwritten Securities”). As used herein, the term “Underwritten Securities” shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication among the Operating Partnership and the Representatives, acting for themselves and, if applicable, as Representatives of any other Underwriters. Each offering of Underwritten Securities will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

Reckson Associates Realty Corp., a Maryland corporation (the “Company”) and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-115997), including a related Base Prospectus (a “Base Prospectus”) for the registration of certain securities, including the Debt Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and the Company and the Operating Partnership have filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430B of the 1933 Act Regulations (the “Rule 430B Information”) are referred to herein collectively as the “Registration Statement;”  the Operating Partnership also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the 1933 Act (“Rule 424”) a prospectus supplement specifically relating to the Debt Securities (a “Prospectus Supplement”); provided, however, that all references to the “Registration Statement” (as defined below) and the “Prospectus” (as defined below) shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to the execution of the applicable Terms Agreement; provided, further, that if the Operating Partnership files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), then, after such filing, all references to “Registration Statement” shall be deemed to include the Rule 462(b) Registration Statement; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Underwritten Securities to which it relates. For purposes of this Agreement, “Effective Time”

with respect to the Registration Statement means, if the Operating Partnership has advised the Underwriters that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). A “Preliminary Prospectus” shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430B Information, the information contained in the Issuer Free Writing Prospectus (as defined below) or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement (the “Execution Time”). “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time. “Registration Statement” as of any specified time means the Registration Statement in the form then filed with the Commission immediately prior to that time, including any amendment thereto or any document incorporated by reference therein and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. “Statutory Prospectus” as of any specified time means the prospectus included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus supplement deemed or retroactively deemed to be a part thereof that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the 1933 Act. “Prospectus” means the Statutory Prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173) in connection with confirmation of sales of the Debt Securities that discloses the public offering price and other final terms of the Debt Securities and otherwise satisfies Section 10(a) of the 1933 Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Debt Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the final term sheet prepared and filed pursuant to Section 3(f) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

All references in this Underwriting Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus, Preliminary Prospectus or Issuer Free Writing Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or deemed to be incorporated by reference in the Registration Statement, Prospectus, Preliminary Prospectus or Issuer Free

Writing Prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus, Preliminary Prospectus or Issuer Free Writing Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus or Issuer Free Writing Prospectus, as the case may be and shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus.

The term “Subsidiary” means a corporation or a partnership a majority of the outstanding voting stock, partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Operating Partnership or by one or more other Subsidiaries of the Operating Partnership.

SECTION 1.                                Representations and Warranties.

(a)                                  Representations and Warranties by the Operating Partnership. The Operating Partnership represents and warrants, to the Representatives, as of the date hereof, and to the Representatives and each other Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a “Representation Date”), as follows:

(b)                                 Compliance with Registration Requirements.  (i)   Each of the Operating Partnership and the Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Operating Partnership, are contemplated by the Commission or the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Operating Partnership, threatened by the Commission or the state securities authority of any jurisdiction.

(ii)                                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Operating Partnership’s and the Company’s most recent Annual Reports on Form 10-K with the Commission (the “Annual Reports on Form 10-K”)) became effective, at the Execution Time and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission under the Trust Indenture Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and each Preliminary Prospectus and at each Representation Date and Effective Date (with respect to the Preliminary Prospectus), the Prospectus, the Preliminary

Prospectus, and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture and the 1939 Act Regulations.

(iii)                               The Prospectus and each Preliminary Prospectus did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection and in subsection (ii) above shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any amendments and supplements thereto, the Prospectus or any Preliminary Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by any Underwriter through the Representatives expressly for use in the Registration Statement any Rule 462(b) Registration Statement or any amendments and supplements thereto, the Prospectus or any Preliminary Prospectus. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv)                              If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Underwritten Securities, the Operating Partnership has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

(v)                                 The Disclosure Package when taken together as a whole do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Operating Partnership by any Underwriter through the Representatives specifically for use therein.

(vi)                              The Operating Partnership has not distributed, and prior to the later of the Closing Time and the completion of the distribution of the Debt Securities will not distribute, any offering material in connection with the offering or sale of the Debt Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the 1933 Act (which were disclosed to the Underwriters and the Underwriters’ counsel and are listed on Schedule I hereof).

(vii)                           At the Execution Time and each Representation Date, each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 3(f) hereto did not and does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified

(2)                                  Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Disclosure

Package, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus and the Disclosure Package, at the date of the Prospectus and the Disclosure Package and at each Representation Date, or during the period specified in Section 3(g), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3)                                  Independent Accountants. The accountants who certified the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement, the Prospectus and the Disclosure Package are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

SECTION 2.                                Financial Statements. The financial statements of the Operating Partnership and the Company included, or incorporated by reference, in the Registration Statement, the Prospectus and the Disclosure Package, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity acquired or to be acquired by the Operating Partnership and the Company included therein, if any, present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the statement of operations, stockholders’ equity and cash flows data of such entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package present fairly, in accordance with GAAP, the information required to be stated therein. In addition, any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines of the Public Company Accounting Oversight Board (“PCAOB”) with respect to pro forma information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof were then reasonable and the adjustments used therein were then appropriate to give effect to the transactions and circumstances referred to therein. All historical financial statements and information and all pro forma financial statements and information relating to the Operating Partnership, the Company or any entity acquired or to be acquired by the Operating Partnership or the Company required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included, or incorporated by reference, in the Registration Statement, the Prospectus and the Disclosure Package.

(1)                                  Internal Accounting Controls. The Operating Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that:  (a) transactions are properly authorized; (b) assets are safeguarded against unauthorized or improper use; and (c) transactions are properly recorded and reported as necessary to permit preparation of its financial statements in conformity with GAAP.

(2)                                  Controls and Procedures. The Operating Partnership has established and maintains disclosure controls and procedures in accordance with Rules 13a-15 and 15d-15 of the 1934 Act.

(3)                                  No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Preliminary Prospectus or the Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise whether or not arising in the ordinary course of business, which would be material to the Operating Partnership (anything which would be material to the Operating Partnership being hereinafter referred to as “Material,” and such a material adverse change, a “Material Adverse Effect”), (B) no casualty loss or condemnation or other adverse event with respect to any of the interests held directly or indirectly in any of the real properties or real property interests, including without limitation, any interest or participation, direct or indirect, in any mortgage obligation owned, directly or indirectly, by the Operating Partnership or any Subsidiary (the “Properties”) has occurred which would be Material, (C) there have been no transactions or acquisitions entered into by the Operating Partnership or any Subsidiary, other than those in the ordinary course of business, which would be Material, (D) except for regular quarterly distributions on units of the Operating Partnership (the “Units”) or dividends on the capital stock of the Company, there has been no dividend or distribution of any kind declared, paid or made by the Operating Partnership with respect to its Units or the Company with respect to its capital stock, and (E) there has been no increase in the long term debt or decrease in the capital of the Operating Partnership or any Subsidiary.

(4)                                  Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under this Underwriting Agreement and the applicable Terms Agreement. The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or be in good standing would not result in a Material Adverse Effect.

(5)                                  Good Standing of the Operating Partnership. The Operating Partnership is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Underwriting Agreement and the applicable Terms Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units as disclosed in the Prospectus as of the dates set forth therein. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated June 2, 1995, as amended (the “Operating Partnership Agreement”), is in full force and effect.

(6)                                  Good Standing of the Subsidiaries. Each Subsidiary that is a “significant subsidiary” as such term is defined in Section 1-02 of Regulation S-X (each a “Significant Subsidiary,” and collectively, the “Significant Subsidiaries”) is listed on Exhibit B hereto and has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other legal entity, as the case may be, in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, with the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each such entity is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other legal entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each such entity has been duly authorized and validly issued and is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and are owned, directly or indirectly, by the Operating Partnership or the Company, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, “Liens”). No shares of capital stock or other equity interests of such entities are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or other equity interests or any other securities of such entities, except as disclosed in the Prospectus.

(7)                                  Capitalization. The capitalization of the Operating Partnership is as set forth in the Disclosure Package as of the date referenced therein. All the issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws). There are no Units reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units, except for rights granted to the partners in Omni Partners, L.P. (the “Omni Partnership”) and the rights of holders of Class C common Units and Series D and F preferred Units or pursuant to the Company’s Long-Term Incentive Plan.

(8)                                  Authorization of Debt Securities and Indenture. The Debt Securities have been duly authorized by the Operating Partnership, and, when issued and delivered pursuant to this Underwriting Agreement and the applicable Terms Agreement against payment of the requisite consideration therefor, such Debt Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Operating Partnership entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Operating Partnership and, at the Closing Time and each Date of Delivery for such Underwritten Securities, will constitute a valid and legally binding agreement, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(9)                                  Descriptions of the Underwritten Securities and the Indenture. The Underwritten Securities being sold pursuant to the applicable Terms Agreement and the Indenture will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement. The form of debt security to be used to evidence the Underwritten Securities will be in due and proper form and will comply with all applicable legal requirements.

(10)                            Authorization of this Underwriting Agreement and Terms Agreement. This Underwriting Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Operating Partnership.

(11)                            Absence of Defaults and Conflicts. Neither the Operating Partnership nor any Subsidiary is (A) in violation of its charter, by-laws, certificate of limited partnership or partnership agreement, limited liability company operating agreement or other organizational document, as the case may be, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any such entity is a party or by which any of them may be bound, or to which any of its property or assets may be bound or subject (collectively, “Agreements and Instruments”), except (with respect to clause (B) only) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement, the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Operating Partnership in connection with the transactions contemplated hereby or thereby or in the Registration Statement, the Prospectus or the Disclosure Package and the consummation of the transactions contemplated herein and in the Registration Statement or the Disclosure Package (including the issuance and sale of the Underwritten Securities, and the use of the proceeds from the sale of the Underwritten Securities as described under the caption “Use of Proceeds”) and compliance by the Operating Partnership with its obligations hereunder and thereunder have been duly authorized by all necessary partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Operating Partnership or any Subsidiary pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, Repayment Events (as defined below) or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of (A) the charter, by-laws or the organizational documents of the Operating Partnership or any Subsidiary or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership or any Subsidiary or any of their assets, properties or operations, except (with respect to clause (B) only) for such violations that would not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Operating Partnership or any Subsidiary.

(12)                            Absence of Labor Dispute. No labor dispute with the employees of the Operating Partnership or any Subsidiary exists or, to the knowledge of the Operating Partnership, is imminent, and the Operating Partnership is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which dispute or disturbance, in either case, may reasonably be expected to result in a Material Adverse Effect.

(13)                            Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Operating Partnership threatened against or affecting the Operating Partnership or any Subsidiary or any of their respective assets, properties or operations or any officer or director of the Company which is required to be disclosed in the Registration Statement, the Preliminary Prospectus and the Disclosure Package (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of this Underwriting Agreement, the applicable Terms Agreement, the Indenture, or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Operating Partnership or any Subsidiary is a party or of which any of their respective assets, properties or operations is the subject that are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(14)                            Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required and the descriptions thereof or references thereto are correct in all Material respects.

(15)                            REIT Qualification. Commencing with its taxable year ending December 31, 1995 the Company has been, and upon the sale of the applicable Underwritten Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and its current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

(16)                            Investment Company Act. Each of the Company, the Operating Partnership and any Significant Subsidiary is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(17)                            Intellectual Property. To the knowledge of the Operating Partnership neither the Operating Partnership nor any Subsidiary is required to own, possess or obtain the consent of any holder of any trademarks, service marks, trade names or copyrights not now lawfully owned, possessed or licensed in order to conduct the business now operated by such entity, and none of the Operating Partnership or any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such proprietary rights, which infringement or conflict (if the subject of any unfavorable decisions, ruling or finding) singly or in the aggregate would result in any Material Adverse Effect.

(18)                            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any other entity or person is necessary or required for the performance by the Operating Partnership of its obligations under this Underwriting Agreement, the applicable Terms Agreement, the Indenture or in connection with the transactions contemplated under this Underwriting Agreement, such Terms Agreement or the Indenture, except such as have been already obtained or as may be required under state securities laws or under the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) or under state securities or real estate syndication laws.

(19)                            Possession of Licenses and Permits. Each of the Operating Partnership and the Subsidiaries possesses such certificates, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such Governmental Licenses, the failure to obtain would not, singly or in the aggregate, result in a Material Adverse Effect. The Operating Partnership and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Operating Partnership nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(20)                            Title to Property. The Operating Partnership, the Subsidiaries or any joint venture partnership in which the Operating Partnership owns an interest, as the case may be, have good and marketable fee simple title or leasehold title, as the case may be, to all real property and related improvements and other assets owned or leased, or represented to be owned or leased, as applicable, by the Operating Partnership or the Subsidiaries, and good title to all other properties owned by them, and any improvements thereon and all other assets that are required for the effective operation of such properties in the manner in which they currently are operated, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are Permitted Encumbrances (as defined below). All liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any of the Operating Partnership, the Subsidiaries or any joint venture partnership in which the Operating Partnership owns an interest that are required to be disclosed in the Preliminary Prospectus are disclosed therein. Each of the Properties comply with all applicable codes, laws and regulations and (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Preliminary Prospectus and except for such failures to comply that would not in the aggregate have a Material Adverse Effect. There are in effect for the assets of each of the Operating Partnership, the Subsidiaries or any joint venture partnership in which the Operating Partnership owns an interest, insurance policies covering the risks and in amounts that are commercially reasonable for the types of assets owned by them and that are consistent with the types and amounts of insurance typically maintained by prudent owners of properties similar to such assets in the markets in which such assets are located, and none of the Operating Partnership, the Subsidiaries or any joint venture partnership in which the Operating Partnership owns an interest has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies excluding the notification from the Chubb Group that its current insurance policy will not be renewed upon expiration. The Operating Partnership has no knowledge of any pending or threatened litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that could in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to the Properties, except such proceedings or actions that would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Operating Partnership and the Subsidiaries considered as one enterprise, and under which the Operating Partnership, or any Subsidiary holds Properties described in the Prospectus, are in full force and effect, and neither the Operating Partnership nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Operating Partnership, or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Operating Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. “Permitted Encumbrance” shall mean (a) liens on certain Properties securing any of the Operating Partnership, any Subsidiary or joint venture partnership obligations, (b) other liens which are expressly described in, or which are incorporated by reference into, the Prospectus and (c) customary easements and encumbrances and other exceptions to title which do not impair the operation, development or use of the Properties for the purposes intended therefor as contemplated in the Preliminary Prospectus.

(21)                            Environmental Laws. Except as otherwise stated in the Registration Statement and the Preliminary Prospectus and except such violations as would not, singly or in the aggregate, result in a Material Adverse Effect, to the knowledge of the Operating Partnership and any Subsidiary, as the case may be, after due inquiry, (A) neither the Operating Partnership nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, or decree of judgment relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Operating Partnership and any Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings pursuant to any Environmental Law against the Operating Partnership or any Subsidiaries; and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Operating Partnership, any Subsidiary or any of their assets relating to any Hazardous Materials or the violation of any Environmental Laws.

(22)                            Tax Returns. Each of the Operating Partnership and any Subsidiary has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

(23)                            Environmental Consultants. None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to certain of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Operating Partnership or any Subsidiary and none of them or any of their directors, officers or employees is connected with the Company, the Operating Partnership or any Subsidiary as a promoter, selling agent, voting trustee, director, officer or employee.

(24)                            Title Insurance. The Operating Partnership and any Subsidiary, as the case may be, have obtained title insurance on the fee interests and leasehold interests in each of the Properties in an amount at least equal to the greater of (A) the mortgage indebtedness on each such Property and (B) the purchase price paid for each such Property (in the case of any Property having been acquired by the Operating Partnership via an exchange of Units for partnership interests in the entity holding such property, the “purchase price” of such Property being deemed to be the sum of (i) the per-share price of the Common Stock of the Company on the date such Property was exchanged for Units multiplied by the number of Units exchanged for such Property or interests in the entity holding such Property and (ii) the amount of any assumed indebtedness secured by such Property), except that Omni Partnership has obtained title insurance insuring Omni Partnership’s interest in its real property assets in an amount not less than $48 million.

(25)                            Absence of Regulation M Violation. None of the Operating Partnership, the Subsidiaries, nor any of their respective directors, officers, members or controlling persons,

has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Operating Partnership or the Company to facilitate the sale or resale of the Underwritten Securities.

(26)                            Sarbanes Oxley Act Compliance. There is and has been no failure on the part of the Company and the Operating Partnership to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith.

(b)                                 Officers’ Certificates. Any certificate signed by any authorized representative of the Operating Partnership and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by such entity or person, as the case may be, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 3.                                Sale and Delivery to Underwriters; Closing.

(a)                                  Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

(b)                                 Option Underwritten Securities. If so provided in the applicable Terms Agreement and subject to the terms and conditions set forth therein, the Operating Partnership may grant an option to the Underwriters, severally and not jointly, to purchase up to the aggregate principal amount of the Option Underwritten Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security, less an amount equal to any interest paid or payable on the Initial Underwritten Securities but not payable on the Option Underwritten Securities. Such option, if granted, will expire 30 days after the date of such Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by the Representatives to the Operating Partnership setting forth the aggregate principal amount of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities. Any such time and date of payment and delivery (each, a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Representatives and the Operating Partnership. If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option Underwritten Securities then being purchased which the aggregate principal amount of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in such Terms Agreement bears to the total aggregate principal amount of Initial Underwritten Securities, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of a fractional aggregate principal amount of Option Underwritten Securities.

(c)                                  Payment. Payment of the purchase price for, and delivery of, the Initial Underwritten Securities shall be made at the office of Sidley Austin LLP, or at such other place as shall be agreed upon by the Representatives and the Operating Partnership, at 10:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Operating Partnership (such time and date of payment and delivery being herein called “Closing Time”). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the above-mentioned offices of Sidley Austin LLP, or at such other place as shall be agreed upon by the Representatives and the Operating Partnership on the relevant Date of Delivery as specified in the notice from the Representatives to the Operating Partnership.

Payment shall be made to the Operating Partnership by wire transfer of Federal funds or similar same day funds payable to the order of the Operating Partnership against delivery to the Representatives for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. The Representatives, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                                 Denominations; Registration. The Underwritten Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 4.                                Covenants of the Operating Partnership.

The Operating Partnership covenants with the Representatives and with each Underwriter participating in the offering of Underwritten Securities, as follows:

(a)                                  Compliance with Securities Regulations and Commission Requests. The Operating Partnership, subject to Section 3(b), will comply with the requirements of the 1933 Act Regulations, including Rule 430B and Rule 424, 433 and 434, and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Operating Partnership will make every reasonable effort to prevent the issuance of any stop order and the occurrence of any suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 Filing of Amendments. At any time when the Prospectus is, or but for the exemption in Rule 172 would be, required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Operating Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet, the preparation, use or authorization of any Issuer Free Writing Prospectus or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)                                  Delivery of Registration Statements. The Operating Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses. The Operating Partnership will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Operating Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act and prior to 4:00 p.m. New York City time on the New York business day next succeeding the date of the applicable Terms Agreement, such number of copies of the Prospectus as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Preparation of Prospectuses. In respect of the offering of the Debt Securities, the Operating Partnership will prepare a Prospectus Supplement setting forth the aggregate principal amount of Debt Securities covered thereby and their terms not otherwise specified in the Base Prospectus pursuant to which the Debt Securities are being issued, the names of the Underwriters participating in the offering and the aggregate principal amount of Debt Securities which each severally has agreed to purchase, the price at which the Debt Securities are to be purchased by the Underwriters from the Operating Partnership, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Underwriters and the Operating Partnership deem appropriate in connection with the offering of the Debt Securities, (ii) file the Statutory Prospectus in a form approved by the Representatives pursuant to Rule 424 under the 1933 Act within the applicable time period prescribed by such rule for such filing and (iii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act.

(f)                                    Term Sheet. The Operating Partnership has prepared a final term sheet, containing solely a description of final terms of the Debt Securities and the offering thereof as attached hereto as Annex B and shall file such term sheet pursuant to Rule 433(d) within the time required by such Rule. The final term sheet is a Permitted Free Writing Prospectus for purposes of this Underwriting Agreement.

(g)                                 Continued Compliance with Securities Laws. The Operating Partnership will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the applicable Preliminary Prospectus or Prospectus is, or but for the exemption in Rule 172 would be, required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Underwitten Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Operating Partnership, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the applicable Preliminary Prospectus or Prospectus in order that the applicable Preliminary Prospectus or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the applicable Preliminary Prospectus or Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Operating Partnership will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, applicable Preliminary Prospectus or the Prospectus comply with such requirements and the Operating Partnership will furnish to the Underwriters and counsel for the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(h)                                 Amendments to Disclosure Package. If at any time prior to the Closing Time (i) any event shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, the Operating Partnership will immediately notify the Underwriters thereof and forthwith prepare and file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Disclosure Package will comply with law

(i)                                     Blue Sky Qualifications. The Operating Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the applicable Terms Agreement; provided, however, that the Operating Partnership shall not be obligated to file any general consent to service of process or to qualify or register as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities have been so qualified or registered, the Operating Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of such Terms Agreement.

(j)                                     Earnings Statement. The Operating Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their security holders as soon as practicable an earnings statement (in form complying with Rule 158 of the 1933 Act Regulations) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(k)                                  Reporting Requirements. The Operating Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)                                     REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification as a “real estate investment trust” under the Code for each of its current and subsequent taxable years, unless otherwise found by the Board of Directors not to be in the best interests of the Company.

(m)                               Use of Proceeds. The Operating Partnership will use the net proceeds received from the sale of the Underwritten Securities in the manner specified in the Disclosure Package under “Use of Proceeds.”

(n)                                 Exchange Act Filings. During the period from each Closing Time until March 31, 2007, the Operating Partnership will deliver to the Representatives, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Operating Partnership mailed to unitholders that are not filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission’s functions, and (ii) such other information concerning the Operating Partnership and the Company as the Representatives may reasonably request.

(o)                                 No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Operating Partnership will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Operating Partnership to facilitate the sale or resale of the Underwritten Securities, and (b) until the Closing Time, or the Date of Delivery, if any, (i) sell, bid for or purchase the Underwritten Securities or pay any person any compensation for soliciting purchases of the Underwritten Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Operating Partnership.

(p)                                 Rule 462(b) Registration Statement. If the Operating Partnership elects to rely upon Rule 462(b), the Operating Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(q)                                 Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the Closing Time and/or such other date specified in such Terms Agreement, the Operating Partnership and any other entity or person named in the applicable Terms Agreement will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the securities specified in such Terms Agreement subject to any conditions listed therein.

(r)                                    Free Writing Prospectus. The Operating Partnership agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Operating Partnership that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Operating Partnership , it has not made and will not make any offer relating to the Debt Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Operating Partnership with the Commission or retained by the Operating Partnership under Rule 433, other than the information contained in the final term sheet prepared and filed pursuant to Section 3(i) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Representatives or the Operating Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Operating Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Operating Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

SECTION 5.                                Payment of Expenses.

(a)                                  Expenses. The Operating Partnership will pay all expenses incident to the performance of its obligations under this Underwriting Agreement and each applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Operating Partnership’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of any trustee or its agents under any Indenture and their respective counsel, (v) the qualification of the Underwritten Securities under state securities and real estate syndication laws in accordance with the provisions of Section 3(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Term Sheet, the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and the Prospectus and any amendments or supplements thereto, (vii) the expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (viii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, (ix) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities, (x) the fees and expenses of any Underwriter acting in the capacity of a “qualified independent underwriter” (as defined in Rule 2720(a)(15) of the Conduct Rules of the NASD), if applicable, and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

(b)                                 Termination of Agreement. If the applicable Terms Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(b)(i) or (iii) (with respect to trading of securities of the Company or the Operating Partnership only)  hereof, the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6.                                Conditions of Underwriters’ Obligations.

The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Operating Partnership delivered pursuant to the provisions hereof, to the performance by the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act (and in the case of a Rule 462(b) Registration Statement such Registration Statement shall have become effective by 10:00 p.m. New York City time on the date of this Agreement) and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or the state securities authority of any jurisdiction, and any request on the part of the Commission or the state securities authority of any jurisdiction for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4), (5), (7) or (8) as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B) and each Issuer Free Writing Prospectus shall have been filed with the Commission to the extent required under Rule 433.

(b)                                 Opinion of Counsel for the Operating Partnership. (i) At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Operating Partnership and the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, such opinion shall address such of the items set forth in Exhibit C hereto as may be relevant to the particular offering contemplated or to such further effect as counsel to the Underwriters may reasonably request.

(ii)                                  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Solomon and Weinberg LLP, special tax counsel for the Operating Partnership and the Company, to the effect that:

(A)                              at all times since January 1, 2000, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Code and the proposed method of operation of the Company will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code; and

(B)                                the information in the Prospectus Supplement under “Certain Federal Income Tax Consequences” and in the Prospectus under “Material Federal Income Tax Consequences” has been reviewed by such counsel and is correct in all material respects.

(c)                                  Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, or such other counsel as may be designated by the Representatives together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in (1) (with respect to the first clause of the first sentence only), (2) (with respect to the first clause of the first sentence only), (4), (5), (6), (7) and (12) (with respect to the Registration Statement and the Prospectus Supplement only and not inclusive of any tax disclosure), and (17) of Exhibit C hereto and the last six paragraphs of Exhibit C hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of authorized representatives of the Operating Partnership and certificates of public officials.

(d)                                 Officers’ Certificate. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership or any Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company, as general partner of the Operating Partnership, and of the chief financial officer or chief accounting officer of the Company as general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct, in all material respects, with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or by the state securities authority of any jurisdiction.

(e)                                  Accountant’s Comfort Letter. At the Execution Time, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives and counsel to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” as set forth in the PCAOB’s Statement on Auditing Standards 100 to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)                                    Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)                                 Ratings. The Underwritten Securities shall be rated at least Baa3 by Moody’s Investors Service, Inc. and BBB- by Standard & Poor’s Rating Service, and as soon as practicable after the Closing Time, the Operating Partnership shall have delivered to the Underwriters a letter from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Operating Partnership’s other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or any of the Operating Partnership’s other securities.

(h)                                 Over-Allotment Option. In the event that the Underwriters are granted an over-allotment option by the Operating Partnership in the applicable Terms Agreement and the Underwriters exercise their option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Operating Partnership contained herein and the statements in any certificates furnished by the Operating Partnership hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, the Representatives shall have received:

(1)                                  A certificate dated such Date of Delivery, of the President or a Vice President of the Company, as general partner of the Operating Partnership, and the chief financial officer or chief accounting officer of the Company, as general partner of the Operating Partnership, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(2)                                  The favorable opinion of Sidley Austin LLP, counsel for the Operating Partnership and the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof.

(3)                                  The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(4)                                  A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the “specified date” on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(5)                                  The favorable opinion of Solomon and Weinberg LLP, special tax counsel for the Operating Partnership and the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof.

(i)                                     Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(j)                                     Termination of Terms Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement (or, with respect to the Underwriters’ exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by the Representatives by notice to the Operating Partnership at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4, and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

SECTION 7.                                Indemnification.

(a)                                  Indemnification of Underwriters. The Operating Partnership agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, and any director, officer, employee or affiliate thereof, as follows:

(1)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430B of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Free Writing Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (1) above, if such settlement is effected with the written consent of the indemnifying party, which consent shall not be unreasonably withheld; and

(3)                                  against any and all expense whatsoever (including without limitation, the fees and disbursements of counsel chosen by the Representatives) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (1) above, to the extent that any such expense is not paid under subsection (1) or (2) above; provided, however, that the indemnity agreement provided for in this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, the Prospectus or any Free Writing Prospectus (or any amendment or supplement thereto).

(b)                                 Indemnification of the Operating Partnership. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Operating Partnership , and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act, and any employee or affiliate thereof, against any and all loss, liability, claim, damage, and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, the Prospectus or any Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, the Prospectus or any Free Writing Prospectus (or any amendment or supplement thereto).

(c)                                  Actions against Parties; Notification; Settlement without Consent if Failure to Reimburse. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably approved by the other indemnifying parties defendant in such action and reasonably approved by the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to an indemnifying party), unless such other indemnifying parties or an indemnified party reasonably object to such assumption on the ground that the named parties to any such action (including any impleaded parties) include both such indemnified party and an indemnifying party, and such indemnified party reasonably believes that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgement (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 8.                                Contribution.

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, the Operating Partnership, on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Operating Partnership and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Operating Partnership are responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 6(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits allocation referred to in the first sentence of this Section 7 but also the relative fault of the Operating Partnership, on the one hand, and the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership, on the one hand, or such Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each employee or affiliate of the Operating Partnership and each person, if any, who controls the Operating Partnership, within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Operating Partnership.

The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

SECTION 9.                                Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company, as general partner of the Operating Partnership, submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Operating Partnership, and shall survive delivery of and payment for the Underwritten Securities.

SECTION 10.                          Termination.

(a)                                  Underwriting Agreement. This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Operating Partnership or by the Representatives upon the giving of 30 days’ prior written notice of such termination to the other party hereto.

(b)                                 Terms Agreement. The Representatives may terminate the applicable Terms Agreement, by notice to the Operating Partnership, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and any Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Underwritten Securities, or (ii) there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration by the United States of a national emergency or war or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company or the Operating Partnership has been suspended or limited by the Commission or the New York Stock Exchange, or if trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either federal or New York state authorities, or a material disruption in clearance or settlement systems has occurred.

(c)                                  Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; provided that Sections 1, 6, 7, 8 and 15 hereof shall survive such termination and remain in full force and effect.

SECTION 11.                          Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)                                  if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)                                 if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters’ exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Operating Partnership to sell, such Option Underwritten Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter except as provided by Section 9(c).

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Operating Partnership with respect to the related Option Underwritten Securities, as the case may be, either the Representatives or the Operating Partnership shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 12.                          Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed as provided in a Terms Agreement, and notices to the Operating Partnership shall be directed to it at 225 Broadhollow Road, Melville, New York 11747, attention of Scott H. Rechler, Chief Executive Officer and President.

SECTION 13.                          Parties.

This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the parties hereto and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                          No Fiduciary Duty.

The Operating Partnership hereby acknowledges that (a) the purchase and sale of the Debt Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Operating Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Operating Partnership and (c) the Operating Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Operating Partnership on related or other matters). The Operating Partnership agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Operating Partnership, in connection with such transaction or the process leading thereto.

SECTION 15.                          Integration.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 16.                          Governing Law and Time.

THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17.                          Waiver of Jury Trial.

The Operating Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18.                          Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 19.                          Counterparts.

This Underwriting Agreement and the applicable Terms Agreements may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall constitute a single instrument.

[The remainder of the page has been left blank intentionally.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership an executed counterpart of the applicable Terms Agreement, whereupon this Underwriting Agreement, along with the applicable Terms Agreement, will become a binding agreement among the Underwriters and the Operating Partnership in accordance with their terms.

Very truly yours,

RECKSON OPERATING PARTNERSHIP, L.P.

		By:	Reckson Associates Realty Corp. its General Partner

			By:	/s/ Michael Maturo
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first
above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Matthew J. Greenberger
Name:
Title:

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)